UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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IN RE                                                CHAPTER 11 CASES NOS.

AI REALTY MARKETING OF NEW YORK,                     01-40252 (AJG) THROUGH
INS., LASER ACQUISITION CORP., DDG I,                01-40290 (AJG)
INC., SUNBEAM CORPORATION AMERICAS
HOLDINGS, LTD., ET AL.,
                -- --
                        DEBTORS.                     (JOINTLY ADMINISTERED)

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              DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                    ---------------------------------------





                                                WEIL, GOTSHAL & MANGES LLP
                                                ATTORNEYS FOR THE DEBTORS
                                                767 FIFTH AVENUE
                                                NEW YORK, NEW YORK 10153
                                                (212) 310-8000







DATED: NEW YORK, NEW YORK
       OCTOBER 2, 2002

                                TABLE OF CONTENTS

                                                                                         PAGE
Article I        DEFINITIONS AND CONSTRUCTION OF TERMS....................................1

        1.1      Administrative Expense Claim.............................................1

        1.2      Adversary Proceeding.....................................................1

        1.3      Affiliate................................................................2

        1.4      Affiliate Claim..........................................................2

        1.5      Assumed Corporate Indemnities............................................2

        1.6      Assumed Indemnification Claims...........................................2

        1.7      Bank Credit Agreement....................................................2

        1.8      Banks....................................................................2

        1.9      Bankruptcy Code..........................................................2

        1.10     Bankruptcy Court.........................................................2

        1.11     Bankruptcy Rules.........................................................2

        1.12     Benefit Plans............................................................2

        1.13     Business Day.............................................................2

        1.14     Cash.....................................................................3

        1.15     Causes of Action.........................................................3

        1.16     Chapter 11 Cases.........................................................3

        1.17     Claim....................................................................3

        1.18     Class....................................................................3

        1.19     Collateral...............................................................3

        1.20     Commencement Date........................................................3

        1.21     Confirmation Date........................................................3

        1.22     Confirmation Hearing.....................................................3

        1.23     Confirmation Order.......................................................3

        1.24     Debtor Affiliate Claim...................................................3

        1.25     Debtor Guarantors........................................................3

        1.26     Debtors..................................................................3

        1.27     Debtors in Possession....................................................4

        1.28     Disclosure Statement.....................................................4

        1.29     Effective Date...........................................................4

        1.30     Employee Options.........................................................4

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
        1.31     ERISA....................................................................4

        1.32     Entity...................................................................4

        1.33     Equity Interest..........................................................4

        1.34     Final Order..............................................................4

        1.35     GECC.....................................................................4

        1.36     General Unsecured Claim..................................................4

        1.37     Lien.....................................................................4

        1.38     Management Equity Plans..................................................4

        1.39     Morgan Stanley...........................................................5

        1.40     New Bank Guarantee and Security Agreement................................5

        1.41     New Sunbeam Corporation Secured Debt.....................................5

        1.42     Newco....................................................................5

        1.43     Newco Bank Equity........................................................5

        1.44     Newco Class A Stock......................................................5

        1.45     Newco Class B Stock......................................................5

        1.46     Newco Notes..............................................................5

        1.47     Newco Stock..............................................................5

        1.48     Non-Debtor Affiliates....................................................5

        1.49     Non-Debtor Affiliate Claim...............................................6

        1.50     Other Priority Claim.....................................................6

        1.51     Other Secured Claim......................................................6

        1.52     PBGC.....................................................................6

        1.53     Pension Plans............................................................6

        1.54     Person...................................................................6

        1.55     Plan.....................................................................6

        1.56     Plan Supplement..........................................................6

        1.57     Post-Petition Banks......................................................6

        1.58     Post-Petition Bank Credit Agreement......................................6

        1.59     Priority Tax Claim.......................................................6

        1.60     Pro Rata Share...........................................................6

        1.61     Receivables Securitization Program.......................................7

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
        1.62     Releasees................................................................7

        1.63     Reorganized Debtor Guarantors............................................7

        1.64     Reorganized Debtors......................................................7

        1.65     Reorganized Debtors By-laws..............................................7

        1.66     Reorganized Debtors Certificates of Incorporation........................7

        1.67     Reorganized Sunbeam......................................................7

        1.68     Restructuring Transactions...............................................7

        1.69     Schedules................................................................7

        1.70     Secured Bank Claims......................................................7

        1.71     Secured Claim............................................................7

        1.72     Selected Businesses......................................................7

        1.73     Sunbeam Affiliate Claim..................................................8

        1.74     Sunbeam Corporation Plan.................................................8

        1.75     Sunbeam Corporation Plan Supplement......................................8

        1.76     Sunbeam Products.........................................................8

        1.77     TCCI.....................................................................8

        1.78     Transferors..............................................................8

        1.79     Working Capital Facility.................................................8

        1.80     Working Capital Facility Documents.......................................8

Article II       TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.......8

        2.1      Administrative Expense Claims............................................8

        2.2      Professional Compensation and Reimbursement Claims.......................9

        2.3      Priority Tax Claims......................................................9

Article III      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS............................9

Article IV       TREATMENT OF CLAIMS AND EQUITY INTERESTS................................10

        4.1      CLASS 1 -- OTHER PRIORITY CLAIMS........................................10

                          (a)      Impairment and Voting.................................10

                          (b)      Distributions.........................................10

        4.2      CLASS 2 -- OTHER SECURED CLAIMS.........................................10

                          (a)      Impairment and Voting.................................10

                          (b)      Distributions/Reinstatement of Claims.................10

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
        4.3      CLASS 3 - SECURED BANK CLAIMS...........................................10

                          (a)      Allowance.............................................10

                          (b)      Impairment and Voting.................................10

                          (c)      Distributions.........................................10

        4.4      CLASS 4 -- GENERAL UNSECURED CLAIMS.....................................11

                          (a)      Impairment and Voting.................................11

                          (b)      Distributions/Reinstatement of Claims.................11

                 CLASS 5 -- AFFILIATE CLAIMS.............................................11

                          (c)      Impairment and Voting.................................11

                          (d)      Distributions/Reinstatement of Claims.................11

        4.5      CLASS 6 -- EQUITY INTERESTS.............................................11

                          (a)      Impairment and Voting.................................11

                          (b)      Distributions/Reinstatement...........................11

Article V        EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................11

        5.1      Assumption or Rejection of Executory Contracts and Unexpired Leases.....11

                          (a)      Executory Contracts and Unexpired Leases..............11

                          (b)      Schedules of Rejected Executory Contracts and
                                   Unexpired Leases; Inclusiveness.......................12

                          (c)      Insurance Policies....................................12

                          (d)      Approval of Assumption, Assumption and Assignment
                                   or Rejection of Executory Contracts and Unexpired
                                   Leases................................................12

                          (e)      Cure of Defaults......................................12

                          (f)      Bar Date for Filing Proofs of Claim Relating to
                                   Executory Contracts and Unexpired Leases Rejected
                                   Pursuant to the Plan..................................12

                          (g)      Assumed Indemnification Obligations...................12

                          (h)      Compensation and Benefit Programs.....................13

        5.2      Retiree Benefits........................................................13

Article VI       IMPLEMENTATION OF THE PLAN..............................................13

        6.1      General.................................................................13

        6.2      Boards of Directors of Reorganized Debtors..............................13

        6.3      Officers of Reorganized Debtors.........................................13

        6.4      By-laws and Certificates of Incorporation...............................13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
        6.5      Cancellation of Certain Securities......................................14

        6.6      Management Equity Plans.................................................14

        6.7      Restructuring Transactions..............................................14

        6.8      Authorization and Terms of New Newco Notes and Equity...................15

Article VII      EFFECT OF CONFIRMATION OF PLAN..........................................15

        7.1      Term of Bankruptcy Injunction or Stays..................................15

        7.2      Revesting of Assets.....................................................15

        7.3      Claims Extinguished.....................................................15

        7.4      Discharge of Debtors....................................................15

        7.5      Injunction..............................................................15

        7.6      Continuation of Pension Plans...........................................16

Article VIII     CONFIRMATION AND EFFECTIVENESS OF THE PLAN..............................16

        8.1      Conditions Precedent to Confirmation....................................16

        8.2      Conditions Precedent to Effectiveness...................................17

        8.3      Effect of Failure of Conditions.........................................17

        8.4      Waiver of Conditions....................................................17

Article IX       RETENTION OF JURISDICTION...............................................18

        9.1      Retention of Jurisdiction...............................................18

Article X        MISCELLANEOUS PROVISIONS................................................19

        10.1     Effectuating Documents and Further Transactions.........................19

        10.2     Corporate Action........................................................19

        10.3     Exemption from Transfer Taxes...........................................19

        10.4     Releases of Releasees...................................................19

        10.5     Limited Release by Releasees............................................20

        10.6     Exculpation.............................................................20

        10.7     Post-Effective Date Fees and Expenses...................................20

        10.8     Payment of Statutory Fees...............................................20

        10.9     Amendment or Modification of the Plan...................................20

        10.10    Severability............................................................21

        10.11    Revocation or Withdrawal of the Plan....................................21

        10.12    Binding Effect..........................................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                         PAGE
        10.13    Notices.................................................................21

        10.14    Governing Law...........................................................22

        10.15    Withholding and Reporting Requirements..................................22

        10.16    Plan Supplement.........................................................22

        10.17    Sections 1125 and 1126 of the Bankruptcy Code...........................22

        10.18    Allocation of Plan Distributions........................................22

        10.19    Headings................................................................22

        10.20    Exhibits/Schedules......................................................22

        10.21    Filing of Additional Documents..........................................23

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re                                                Chapter 11 Case Nos.

AI REALTY MARKETING OF NEW YORK, INC.,
LASER ACQUISITION CORP., DDG I, INC.,                01-40252 (AJG) through
SUNBEAM AMERICAS HOLDINGS, LTD., et al.,             01-40290 (AJG)
                                 -- --

                        Debtors.                     Jointly Administered

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               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

         AI Realty Marketing of New York, Inc.; Laser Acquisition Corporation, DDG I, Inc.; Sunbeam Americas Holdings, Ltd.; Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; Family Gard, Inc.; First Alert, Inc.; General Archery Industries, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Nippon Coleman, Inc.; Packs & Travel Corporation; Pearson Holdings, Inc.; PH III, Inc.; River View Corporation of Barling, Inc.; SI II, Inc.; Sierra Corporation of Fort Smith, Inc.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                    ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         Definitions. As used herein, the following terms have the respective meanings specified below:

         1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estate of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

         1.2 Adversary Proceeding means the adversary proceeding commenced on July 31, 2001, by the official committee of unsecured creditors in Sunbeam Corporation's chapter 11 case, styled Official Committee of Unsecured Creditors of Sunbeam Corporation v. Morgan Stanley & Co., Inc., et al., Adv. Pro. 01-02886
(AJG).

         1.3 Affiliate means, as to (i) any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (ii) as to any of the Banks, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Bank, or its parent or related entity that participated in the issuance of the Subordinated Notes (as defined in the Sunbeam Corporation
Plan) or the extensions of credit pursuant to the Bank Credit Agreement. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         1.4 Affiliate Claim means any Debtor Affiliate Claim, Non-Debtor Affiliate Claim and Sunbeam Affiliate Claim.

         1.5 Assumed Corporate Indemnities mean any obligation of the Debtors to defend, indemnify, reimburse or limit the liability of their present and any former officers, directors and/or employees who were officers, directors and/or employees, respectively, on or after the Commencement Date, solely in their capacity as officers, directors and/or employees, against any claims or obligations pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing.

         1.6 Assumed Indemnification Claims mean all Claims, if any, as to which the claimant asserts rights based only upon the Assumed Corporate Indemnities.

         1.7 Bank Credit Agreement means that certain Senior Credit Agreement, dated as of March 30, 1998, among Sunbeam Corporation, the Debtor Guarantors, certain non-debtor guarantors and the Banks, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Senior Credit Agreement, as same may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Commencement Date.

         1.8 Banks means Wachovia Bank, National Association (f/k/a First Union National Bank), as Agent and lender, and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as lenders under the Bank Credit Agreement.

         1.9 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.10 Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

         1.11 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

         1.12 Benefit Plans means all savings, retirement, healthcare, severance, performance-based cash incentive, retention, employee welfare benefit, life insurance, disability and similar plans and agreements. A schedule, in form reasonably acceptable to the Banks, listing the Benefit Plans shall be provided to the Banks no later than 10 days prior to the hearing on approval of the Disclosure Statement.

         1.13 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.14   Cash means legal tender of the United States of America.

         1.15 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

         1.16 Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

         1.17 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

         1.18 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

         1.19 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.20 Commencement Date means February 6, 2001, the date on which the Debtors commenced the Chapter 11 Cases.

         1.21 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

         1.22 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.23 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.24 Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Debtor against another Debtor.

         1.25 Debtor Guarantors means, collectively, Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; DDG I, Inc.; First Alert, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Laser Acquisition Corp.; Nippon Coleman, Inc.; Packs & Travel Corporation; PH III, Inc.; SI II, Inc.; Sunbeam Americas Holdings, Ltd.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company.

         1.26 Debtors means, collectively, AI Realty Marketing of New York, Inc.; Laser Acquisition Corporation; DDG I, Inc.; Sunbeam Americas Holdings, Ltd.; Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; Family Gard, Inc.; First Alert, Inc.; General Archery Industries, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Nippon Coleman, Inc.; Packs & Travel Corporation; Pearson Holdings, Inc.; PH III, Inc.; River View Corporation of Barling, Inc.; SI II, Inc.; Sierra

Corporation of Fort Smith, Inc.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; and Woodcraft Equipment Company.

         1.27 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.28 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.29 Effective Date means the first Business Day on which the conditions specified in Section 8.1 of the Plan have been satisfied or waived.

         1.30 Employee Options means the stock options and equivalent incentive awards issued by Reorganized Sunbeam and the Reorganized Debtors pursuant to the Management Equity Plans, which equity securities issued pursuant to the exercise of such stock options or incentive awards shall be subject to certain transfer restrictions to be agreed upon by the Banks and the Debtors.

         1.31 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.32 Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

         1.33 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

         1.34 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

         1.35 GECC means General Electric Capital Corporation or an Affiliate of GECC.

         1.36 General Unsecured Claim means any Claim other than a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim and Affiliate Claim.

         1.37 Lien has the meaning set forth in section 101 of the Bankruptcy Code.

         1.38 Management Equity Plans means the separate stock option or equivalent incentive award plans to be established by certain of the Reorganized Debtors and Reorganized Sunbeam for certain employees of the Reorganized Debtors and the stock option or equivalent incentive award plans to be established by Reorganized Sunbeam on the Effective Date, the principal terms of which are described in the Disclosure Statement and which shall be in substantially the form contained in the Sunbeam Corporation Plan Supplement.

         1.39 Morgan Stanley means Morgan Stanley & Co., Incorporated and its Affiliates.

         1.40 New Bank Guarantee and Security Agreement means the guarantee of the New Sunbeam Corporation Secured Debt and the security agreements relating to such guarantee, and all related documents and instruments to be executed and delivered by the Debtor Guarantors pursuant to Section 4.3 of the Plan.

         1.41 New Sunbeam Corporation Secured Debt means the secured debt issued to the Banks by Sunbeam Corporation pursuant to the Sunbeam Corporation Plan.

         1.42 Newco means, at the Debtors' and the Banks' discretion, one or more Delaware corporations or other entities to be formed on or before the Effective Date in the event the Debtors and the Banks desire to implement the alternative transactions in Section 6.7 herein.

         1.43 Newco Bank Equity means either (a) in the event Transaction #1 of Section 6.7 herein is implemented, the Newco Class B Stock or (b) in the event Transaction #2 of Section 6.7 herein is implemented, the equity of Newco received by the Banks pursuant thereto.

         1.44 Newco Class A Stock means shares of Class A common stock of Newco to be authorized upon the formation of Newco for issuance upon the Effective Date.

         1.45 Newco Class B Stock means shares of Class B common stock of Newco to be authorized upon the formation of Newco for issuance upon the Effective Date.

         1.46 Newco Notes means notes in an aggregate amount determined by the Debtors and the Banks, but not greater than approximately eighty percent (80%) of the net value of the Selected Businesses transferred to Newco, to be issued by Newco (or, at the direction of and on behalf of Newco, by one or more subsidiaries of Newco) to the Transferors on the Effective Date.

         1.47 Newco Stock means, collectively, the Newco Class A Stock and the Newco Class B Stock.

         1.48 Non-Debtor Affiliates means, collectively, Application Des Gaz, S.A.S. (France); Australian Coleman, Inc.; Bafiges S.A.S. (France); BRK Brands Europe Limited (England and Wales); Camping Gaz CS Spol S.R.O. (Czech Republic); Camping Gaz GmbH (Austria); Camping Gaz Great Britain, L.T.D. (Great Britain); Camping do Brasil (Brazil); Camping Gaz International Deutschland GmbH (Germany); Camping Gaz Hellas (Greece); Camping Gaz International Portugal, L.T.D. (Portugal); Camping Gaz Italie S.r.L. (Italy); Camping Gaz Poland (Poland); Camping Gaz Senegal (Senegal); Camping Gaz Suisse A.G. (Switzerland); CC Gaz Hungary (C. Gax Kft.); Coleman Argentina S.A. (Argentina); Coleman Asset Diversification, Inc.; Coleman Asia Limited (Hong Kong); Coleman Benelux B.V. (Netherlands); Coleman Brands Pty Limited (Australia); Coleman Brands Pty Ltd.; Coleman do Brasil Ltda. (Brazil); Coleman Country Ltd.; Coleman Deutschland GmbH (Germany); Coleman Europe BVBA (Belgium); Coleman International SARL (LLC) (Switzerland); Coleman Japan Co., Ltd. (Japan); Coleman Latin America, LLC; Coleman Life Styles KK (Japan); Coleman Mexico S.A. de C.V. (Mexico); Coleman Powermate International, Inc.; Coleman SVB S.r.L (Italy); Coleman Taymar Limited (England and Wales); Coleman UK Holdings Limited (England and Wales); Coleman UK PLC (England and Wales); Electronica BRK de Mexico S.A. de C.V. (Mexico); Epigas International Limited; Oster de Venezuela, S.A. (Venezuela); Productos Coleman, S.A. (Spain); RRR Funding LLC; Servicios Sunbeam-Coleman De Mexico, S.S. de C.V.; SI China Ventures, Ltd. (Hong Kong); Sunbeam Asset Diversification, Inc.; Sunbeam Corporation (Canada) Limited (Ontario); Sunbeam Corporation

Europe SARL (France); Sunbeam Europe S.A.S.; Sunbeam Holdings S.A. de C.V. (Mexico); Sunbeam International (Asia), Ltd.; Sunbeam Mexicana S.A. de C.V. (Mexico); Sunbeam Oster de Acuna S.A. de C.V. (Mexico); Sunbeam Oster de Matarmoros S.A. de C.V. (Mexico); Sunbeam Oster International (FSC), Inc. (Barbados); and Taymar Gas Limited.

         1.49 Non-Debtor Affiliate Claim means any Claim, whether secured or unsecured, of a Non-Debtor Affiliate against a Debtor.

         1.50 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

         1.51 Other Secured Claim means any Secured Claim, other than Secured Bank Claims and Affiliate Claims that are Secured Claims.

         1.52 PBGC shall mean the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

         1.53 Pension Plans shall mean the following defined benefit pension plans of the Debtors covered by Title IV of ERISA: Pension Plan for Hourly Employees of Sunbeam-Oster Company, Inc. at the Portland, Tennessee Plant; Pension Plan for Hourly Employees of Sunbeam-Oster Company, Inc. at the Nacogdoches, Texas, Waynesboro, Georgia and Linton, Indiana Plants; Pension Plan for Employees of Sunbeam-Oster-Company, Inc.; Sunbeam Oster-Company Inc. Consolidated Retirement Plan; Thermco Systems, Inc. Employees' Pension Plan; The New Coleman Company, Inc. Pension Plan for Weekly Salaried and Hourly Employees; The New Coleman Company, Inc. Retirement Plan for Salaried Employees; BRK Brands, Inc. Employees Retirement Plan and BRK Brands, Inc. Retirement Plan for Union Employees.

         1.54 Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

         1.55 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         1.56   Plan Supplement means the forms of documents specified in
Section 10.16 of the Plan.

         1.57 Post-Petition Banks means, collectively, the agent and lenders that are from time to time parties to the Post-Petition Bank Credit Agreement.

         1.58 Post-Petition Bank Credit Agreement means that certain Revolving Credit and Guarantee Agreement, dated as of February 6, 2001, among Sunbeam Corporation, the subsidiaries of Sunbeam Corporation parties thereto, and the agent and lenders from time to time parties thereto, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Post-Petition Bank Credit Agreement, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

         1.59 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.60 Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

         1.61 Receivables Securitization Program means the receivables financing program with aggregate credit commitments to the Reorganized Debtors of up to $200,000,000 to be provided by GECC or another receivables financing source on and after the Effective Date, acceptable to the Debtors and the Banks.

         1.62 Releasees means all present and former officers and directors of the Debtors who were directors and/or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtors on or after the Commencement Date, all present and former Banks and Post-Petition Banks (and their respective Affiliates and known loan participants), Morgan Stanley all present and former officers and directors and other Persons who serve or served as members of the management of any present or former Bank and Post-Petition Bank (and their respective Affiliates and known loan participants), Morgan Stanley and all post-Commencement Date advisors, consultants or professionals of or to the Debtors, the Banks and the Post-Petition Banks (and their respective Affiliates and known loan participants) and Morgan Stanley.

         1.63 Reorganized Debtor Guarantors means the Debtor Guarantors on and after the Effective Date.

         1.64 Reorganized Debtors means the Debtors, and any successor thereto by merger, consolidation or otherwise (including, but not limited to, Newco), on and after the Effective Date.

         1.65 Reorganized Debtors By-laws means the amended and restated By-laws of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

         1.66 Reorganized Debtors Certificates of Incorporation means the amended and restated Certificates of Incorporation of the Reorganized Debtors, which shall be in substantially the form contained in the Plan Supplement.

         1.67 Reorganized Sunbeam means Sunbeam Corporation on and after the effective date of the Sunbeam Corporation Plan.

         1.68   Restructuring Transactions means those transactions described in
Article VI of the Plan.

         1.69 Schedules means the schedule of assets and liabilities, the list of holders of Equity Interests and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto.

         1.70 Secured Bank Claims means all Claims of the Banks against the Debtors arising under or in connection with the Bank Credit Agreement, including, without limitation, any Claims of the Banks that are converted to postpetition administrative expense claims pursuant to any order of the Bankruptcy Court approving the provision of adequate protection to holders of Secured Bank Claims.

         1.71 Secured Claim means any Claim, to the extent reflected in the Schedules as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff, including, without limitation, Secured Bank Claims and Other Secured Claims.

         1.72 Selected Businesses means all or substantially all of the assets, subject to related liabilities (other than those discharged pursuant to the Plan), of the Transferors.

         1.73 Sunbeam Affiliate Claim means any Claim of Sunbeam Corporation, whether secured or unsecured, against any Debtor.

         1.74 Sunbeam Corporation Plan means the chapter 11 plan of reorganization proposed by Sunbeam Corporation in its separately administered chapter 11 case pending in the Bankruptcy Court.

         1.75 Sunbeam Corporation Plan Supplement means the forms of documents specified in Section 11.17 of the Sunbeam Corporation Plan.

         1.76 Sunbeam Products means Sunbeam Products, Inc., as Debtor or Debtor in Possession.

         1.77 TCCI means The Coleman Company, Inc., as Debtor or Debtor in Possession.

         1.78 Transferors means Sunbeam Products, TCCI, Coleman Powermate, Inc., First Alert, Inc., Packs and Travel Corporation and/or any other Debtors as shall be later determined.

         1.79 Working Capital Facility means the revolving credit facility to be established on the Effective Date with availability of approximately $180,000,000 secured by a first lien on substantially all of the assets of Reorganized Sunbeam Corporation and its domestic subsidiaries (with exceptions to be agreed upon), including the Reorganized Debtors, on terms and conditions satisfactory to the Debtors, Sunbeam Corporation and the Banks.

         1.80 Working Capital Facility Documents means that certain Working Capital Facility loan agreement, by and among Reorganized Sunbeam, as borrower, the Reorganized Debtors, as guarantors, and the Banks and/or other lenders satisfactory to the Debtors and the Banks, the related collateral documents, the guarantee and security agreement to be provided by Reorganized Sunbeam and the Reorganized Debtors, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

         Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. In the event of any conflict between the terms of the Plan and the Disclosure Statement in connection therewith, the terms of the Plan shall govern.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

         2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Administrative Expense Claim agrees to a less favorable treatment, each holder of an Administrative Expense Claim shall receive Cash in an amount equal to such Administrative Expense Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in

Possession shall be paid in full and performed by the applicable Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

         2.2 Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 60 days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court and
(b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the date of such allowance, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors.

         2.3 Priority Tax Claims. Except to the extent that a holder of a Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of a Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Priority Tax Claim, at the option of the Reorganized Debtors, (a) Cash in an amount equal to such Priority Tax Claim on the Effective Date or as soon thereafter as is practicable or (b) equal annual Cash payments in an aggregate amount equal to such Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Priority Tax Claim; provided, however, that the Debtors must obtain the consent of the Banks in order to elect option (a).

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

        Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class                                                       Status

Class 1 -- Other Priority Claims                            Unimpaired

Class 2 -- Other Secured Claims                             Unimpaired

Class 3 -- Secured Bank Claims                              Impaired

Class 4 -- General Unsecured Claims                         Unimpaired

Class 5 -- Affiliate Claims                                 Impaired

Class 6 -- Equity Interests                                 Unimpaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

         4.1    CLASS 1 -- OTHER PRIORITY CLAIMS.

         (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. Except to the extent that a holder of an Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Priority Claim shall receive, in full and complete settlement, satisfaction and discharge of its Other Priority Claim, Cash in an amount equal to such Other Priority Claim on the Effective Date or as soon thereafter as is practicable.

         4.2    CLASS 2 -- OTHER SECURED CLAIMS.

         (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Other Secured Claim shall, in full and complete settlement, satisfaction and discharge of its Other Secured Claim, at the sole option of the Reorganized Debtors, (i) be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, (ii) receive Cash in an amount equal to such Other Secured Claim, including any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is practicable or (iii) receive the Collateral securing its Other Secured Claim and any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is practicable; provided, however, that the Debtors must obtain the consent of the Banks to elect option (ii).

         4.3    CLASS 3 - SECURED BANK CLAIMS.

         (a) Allowance. The Secured Bank Claims shall be deemed Allowed Claims in the aggregate amount of $1,602,489,994.

         (b) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Secured Bank Claim is entitled to vote to accept or reject the Plan.

         (c) Distributions. On the Effective Date, each holder of an Allowed Secured Bank Claim as of the Record Date shall receive in full and complete settlement, satisfaction, release and discharge of its Allowed Secured Bank
Claim: (i) the guarantees and Liens granted pursuant to the New Bank Guarantee and Security Agreement; (ii) in the event the Debtors determine to transfer all or part of the Selected Businesses, directly or indirectly, to Newco in accordance with Section 6.7 of the Plan, its pro rata share of the Newco Bank Equity; and (iii) the releases set forth in Section 10.4 of the Plan. In addition, each holder of an Allowed Secured Bank Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection or otherwise, and the Reorganized Debtors will continue to pay the professional fees of the holders of the Allowed Secured Bank Claims after the Confirmation Date with respect to matters relating to the Plan or the Chapter 11 Cases in accordance with the terms and conditions of the orders approving the Post-Petition Bank Credit Agreement.

         4.4    CLASS 4 -- GENERAL UNSECURED CLAIMS

         (a) Impairment and Voting. Class 4 is unimpaired by the Plan. Each holder of a General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement of Claims. To the extent not paid prior to the Effective Date and except to the extent that a holder of a General Unsecured Claim agrees to a different treatment, each General Unsecured Claim shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, each holder of a General Unsecured Claim shall be entitled to interest on such claim from the Commencement Date through the Effective Date payable at the contract rate of interest or, if there is no stated contract rate, then at the Federal Judgment Rate.

CLASS 5 -- AFFILIATE CLAIMS

         (c) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Affiliate Claim is entitled to vote to accept or reject the Plan.

         (d) Distributions/Reinstatement of Claims. On the Effective Date, all Affiliate Claims shall be extinguished by either offset, the distribution or contribution of such Affiliate Claims, or otherwise (as determined by the Debtors and Sunbeam Corporation).

         4.5    CLASS 6 -- EQUITY INTERESTS

         (a) Impairment and Voting. Class 6 is unimpaired by the Plan. Each holder of an Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions/Reinstatement. The Equity Interests shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and shall remain outstanding on and after the Effective Date, except as otherwise provided in the Plan.

                                   ARTICLE V

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

         5.1    Assumption or Rejection of Executory Contracts and Unexpired
Leases.

         (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any Person or Entity shall be deemed assumed by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or
(iii) that is set forth in Schedule 5.1(a)(x) (executory contracts) or Schedule 5.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 5.1(a)(x) or 5.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtors or rejected. The Debtors shall provide notice of any amendments to Schedules 5.1(a)(x) or 5.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 5.1(a)(x) and 5.1(a)(y) shall not constitute an admission by the

Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

         (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on Schedules 5.1(a)(x) or 5.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 5.1(a)(x) or 5.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 5.1(a)(x) or 5.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtors.

         (c) Insurance Policies. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Nothing contained in this Section 5.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

         (d) Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 5.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired leases specified in Section 5.1(a) hereof through the date of entry of an order approving the assumption, assumption and assignment or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to
Section 5.1(a) hereof.

         (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to Section 5.1(a) hereof, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

         (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 5.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 5.1(a)(x) or 5.1(a)(y) relating to such executory contract or unexpired lease. All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates and the Reorganized Debtors and their property.

         (g) Assumed Indemnification Obligations. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365(a) and

1123(b)(2) of the Bankruptcy Code, of the assumption of the Assumed Indemnification Claims. The Assumed Indemnification Claims shall, in all respects, irrespective of whether such claims arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

         (h) Compensation and Benefit Programs. Except as provided in Section 5.1(a) of the Plan, all Benefit Plans and Pension Plans, all directors and officers liability and other insurance and all workers compensation programs are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

         5.2 Retiree Benefits. Payments, if any, due to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits, subject to the Debtors' right to amend or modify such benefit plans, funds or programs in accordance with the terms thereof and applicable law.

                                   ARTICLE VI

                           IMPLEMENTATION OF THE PLAN
                           --------------------------

         6.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the Boards of Directors of the Reorganized Debtors.

         6.2 Boards of Directors of Reorganized Debtors. Subject to the terms of the Securityholders Agreement as described in the Sunbeam Corporation Plan and related Disclosure Statement, the members of the Boards of Directors of Reorganized Sunbeam and each primary operating Reorganized Debtor shall be identified at or prior to the Confirmation Hearing. The members of the Boards of Directors of the remaining Reorganized Debtors immediately prior to the Effective Date shall serve as the initial members of the Boards of Directors of such Reorganized Debtors on and after the Effective Date. Each of the members of such initial Boards of Directors shall serve in accordance with the applicable Reorganized Debtors Certificates of Incorporation, applicable Reorganized Debtors By-laws, or the Securityholders Agreement, as the same may be amended from time to time. The initial Board of Directors of Newco shall consist of four individuals (to be selected in a manner consistent with the allocation of Board representation in the charters of Newco).

         6.3 Officers of Reorganized Debtors. The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement (that was not rejected pursuant to section 365 of the Bankruptcy Code) with the Reorganized Debtors and applicable law.

         6.4 By-laws and Certificates of Incorporation. The Reorganized Debtors By-laws and the Reorganized Debtors Certificates of Incorporation shall contain provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

         6.5 Cancellation of Certain Securities. On the Effective Date, the promissory notes and any and all other instruments or documents evidencing any Secured Bank Claim shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the Bank Credit Agreement shall be discharged.

         6.6 Management Equity Plans. On the Effective Date, and subject to the separate affirmative vote in favor of the Sunbeam Corporation Plan by the holders of Allowed Secured Bank Claims in Class 3, which holders will receive, in the aggregate, 100% of the common shares of Reorganized Sunbeam to be issued under the Sunbeam Corporation Plan, the Boards of Directors of Reorganized Sunbeam and the Reorganized Debtors shall adopt the Management Equity Plans for the Reorganized Debtors. Pursuant to the Management Equity Plans to be adopted for the Reorganized Debtors an aggregate of approximately 4.25% of the outstanding common shares of certain of the Reorganized Debtors on a fully diluted basis may be available for issuance of Employee Options for certain employees of the Reorganized Debtors, subject to the conditions of such Management Equity Plan.

         6.7 Restructuring Transactions. On or as of the Effective Date, the distributions provided for under the Plan may be effectuated pursuant to the Restructuring Transactions described in this Article VI, the documentation for which shall be satisfactory to the Debtors and the Banks. On the Effective Date, in the event the Debtors and the Banks determine that the Debtors shall transfer all or part of any of the Selected Businesses to Newco, subject to the approval of the Banks, one of the following two transactions shall occur in seriatim, with respect to such Selected Business:

                (i)     Transaction #1:

                o Formation and Capitalization of Newco. The Transferors may, at the Debtors' and the Banks' discretion, transfer (including, if so desired, by license rather than a complete transfer) all or part of the Selected Business to Newco, one or more newly formed corporations, in exchange for the right to receive the Newco Stock and the Newco Notes. The Newco Stock and the Newco Notes will be allocated among the Transferors based on the relative net value of the assets transferred to Newco, as determined by the Debtors.

                o Newco Stock Issuance and Transfer. Newco shall issue and transfer to the Transferors 100% of the Newco Class A Stock and 100% of the Newco Notes and, on behalf of and at the direction of the Transferors, shall issue and transfer directly to the holders of Secured Bank Claims 100% of the Newco Class B Stock.

                (ii)    Transaction #2:

                o The Transferors may, at the Debtors' and the Banks' discretion, transfer all or part of the Selected Business to the Banks, who will immediately transfer such Selected Businesses to Newco, in exchange for all or substantially all of the equity interests in Newco, or in lieu thereof, the Banks may assign their right to acquire such Selected Business to Newco in exchange for the equity interests in Newco, and Newco shall acquire such Selected Business.

On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, subject to the approval of the Banks, notwithstanding any other transfers described in this Article VI, cause any or all of the Debtors to be merged into one or more of the Debtors or dissolved, cause the transfer of assets between or among the Debtors, or engage in any other transaction in furtherance of the Plan. Any such transactions will be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

         6.8 Authorization and Terms of New Newco Notes and Equity. The issuance of the following securities by the Reorganized Debtors is hereby authorized without further act or approval under applicable law, regulation, order or rule: (i) the Newco Notes, and (ii) the Newco equity. In the case of Transaction #1, both the Newco Class A Stock and the Newco Class B Stock will have identical terms, with the exceptions that (x) the holder(s) of the Newco Class A Stock will be entitled to elect three out of the four members of the Newco Board of Directors and the holder(s) of the Newco Class B Stock will be entitled to elect one out of the four Board members, and (y) the consent of the holders of the Newco Class B Stock will be required to merge Newco with any corporation affiliated with the Reorganized Debtors. In the case of Transaction #1, the Newco Class A Stock interests will represent 95% of the equity value of Newco and the Newco Class B Stock interests will represent 5% of the equity value of Newco.

                                  ARTICLE VII

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

         7.1 Term of Bankruptcy Injunction or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         7.2    Revesting of Assets.

         (a) On the Effective Date, except as otherwise provided for in the Plan, the property of the estates of the Debtors shall vest in the Reorganized Debtors.

         (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

         (c) As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

         7.3 Claims Extinguished. As of the Effective Date, any and all avoidance claims accruing to the Debtors and Debtors in Possession under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and not then pending, shall be extinguished.

         7.4 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (b) all Persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         7.5 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of the Debtors, including, without limitation, the Reorganized Debtors and their properties and interests in property; provided, however, that nothing contained in this Section shall enjoin, bar or otherwise impair commencement of direct personal claims against any Person other than the Debtors.

         7.6 Continuation of Pension Plans. Upon entry of the Confirmation Order, subject to the occurrence of the Effective Date, Reorganized Sunbeam and/or the Reorganized Debtors will continue the Pension Plans, subject to the terms of such plans and applicable law, including ERISA.

                                  ARTICLE VIII

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN
                   ------------------------------------------

         8.1 Conditions Precedent to Confirmation. The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the Plan:

         (a) The Class of holders of Secured Bank Claims (Class 3) shall have voted to accept the Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

         (b) The class of secured Bank claims in the Sunbeam Corporation Plan shall have voted to accept the Sunbeam Corporation Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

         (c) All exhibits to the Plan and the Sunbeam Corporation Plan, including those contained in the Plan Supplement and the Sunbeam Corporation Plan Supplement, shall be in form and substance acceptable to the Debtors and the Banks;

         (d) No monetary default or event of default under the Post-Petition Bank Credit Agreement shall have occurred and be continuing;

         (e) No default or event of default under the postpetition receivables program provided by GECC or the documents related thereto shall have occurred and be continuing, the postpetition receivables program provided by GECC shall be in full force and effect, and no material reduction in the availability under the postpetition receivables program provided by GECC shall have occurred;

         (f) No material adverse change on the business, assets, operations, property, condition (financial or otherwise) of Sunbeam Corporation or any of its subsidiaries (other than inactive subsidiaries) shall have occurred and be continuing;

         (g) No material unanticipated claims shall have been filed or asserted in the Debtors' Chapter 11 Cases or the Sunbeam Corporation chapter 11 case;

         (h) One or more financial institutions acceptable to the Debtors and the Banks shall have agreed to provide the Working Capital Facility and the Receivables Securitization Facility to Reorganized Sunbeam and the Reorganized Debtors after the effectiveness of the Plan and the Sunbeam Corporation Plan on terms acceptable to the Debtors, Sunbeam Corporation and the Banks; and

         (i) the Confirmation Order shall provide for (i) the release of all claims held by the Debtors against the Banks and their respective Affiliates (including Morgan Stanley) and known loan participants and (ii) the dismissal of the Adversary Proceeding with prejudice.

         8.2 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the Plan:

         (a) The Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Banks shall have become a Final Order;

         (b) the order confirming the Sunbeam Corporation Plan, in form and substance reasonably acceptable to the Debtors and the Banks shall have become a Final Order;

         (c) the Effective Date shall have occurred on or before December 31, 2002 or such later date as the Debtor and the Banks may agree;

         (d) all actions, documents and agreements necessary to implement the Plan in form and substance reasonably acceptable by the Debtors and the Banks shall have been effected or executed;

         (e) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan;

         (f) the Chief Executive Officer of Reorganized Sunbeam shall have made an investment of not less than $3,000,000 in the equity of Reorganized Sunbeam; and

         (g) the Banks shall be reasonably satisfied with the senior management of Reorganized Sunbeam and the Reorganized Debtors.

         8.3 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 8.2 of the Plan have not occurred on or before 60 days after the Confirmation Date (unless extended for up to 60 additional days by the Debtors and the Banks), (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

         8.4 Waiver of Conditions. The Debtors may waive, with the consent of the Banks, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Sections 8.1 and 8.2 of the Plan (other than the conditions set forth in Section 8.1(a), 8.1(b), 8.2(a) (except as to timing and finality) and 8.2(b) (except as to timing and finality)).

                                   ARTICLE IX

                            RETENTION OF JURISDICTION
                            -------------------------

         9.1 Retention of Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

         (b) To hear and determine any and all adversary proceedings, applications and contested matters;

         (c) To hear and determine any objections to Administrative Expense Claims or Claims;

         (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

         (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

         (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

         (i) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

         (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

         (l) To enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         10.1 Effectuating Documents and Further Transactions. The Debtors and Reorganized Debtors are authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

         10.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtors or Reorganized Debtors, including, without limitation,
(a) the authorization to form Newco and to issue or cause to be issued the Newco Notes and Newco equity, (b) the authorization and effectiveness of the New Bank Guarantee and Security Agreement, Receivables Securitization Program, the Management Equity Plans, and the Working Capital Facility Documents, (c) the effectiveness of the Reorganized Debtors Certificates of Incorporation and Reorganized Debtors By-laws, and (d) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretaries of State of the states in which they are incorporated, to the extent required by the applicable general corporation law of such states.

         10.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtors of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax.

         10.4 Releases of Releasees. As of the Effective Date, the Debtors and the Debtors in Possession and each holder of a Claim against or Equity Interest in the Debtors or Debtors in Possession release all of the Releasees from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtors or the Debtors in Possession or such holder, in any way relating to the Debtors, the Debtors in Possession, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtors or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtors to such former director, officer or employee and is not a waiver of or release for any attorneys retained in connection with these chapter 11 cases from claims by their respective clients.

Nothing in this section shall effect a release in favor of any person other than the Debtors with respect to any debt owed to the United States Government, any state, city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or
(iii) any criminal laws of the United States, any state, city or municipality.

         10.5 Limited Release by Releasees. Except as otherwise provided under the Plan, as of the Effective Date, each of the Releasees, in any capacity, generally releases the Debtors and the Debtors in Possession, in each case in any capacity, from any and all Causes of Action held by, assertable on behalf of or derivative from such Releasee, in any way relating to the Debtors, the Debtors in Possession, the Chapter 11 Cases, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtors.

         10.6 Exculpation. None of the Debtors, the Reorganized Debtors, the Banks and their respective Affiliates, known loan participants and Morgan Stanley, the Post-Petition Banks and their respective Affiliates, known loan participants and Morgan Stanley or GECC or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors, the Banks and their respective Affiliates, known loan participants and Morgan Stanley, the Post-Petition Banks and their respective Affiliates, known loan participants and Morgan Stanley and GECC and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided that nothing in this section shall effect a release of any person other than the Debtors with respect to any debt owed to the United States Government, any state. city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or (iii) any criminal laws of the United States, any state, city or municipality; and provided further the Debtors' reorganization process and Plan in no way discharge, release, or relieve the Debtors, Reorganized Debtors, any other members of the Debtors' or Reorganized Debtors' controlled groups (as defined in 29 U.S.C. ss. 1301(a)(14)), or the Releasees, in any capacity, from any liability under Part 4, Subtitle B, Title I or under Title IV of ERISA with respect to the Benefit Plans or Pension Plans. PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability, if any, as a result of the Plan's provisions or confirmation.

         10.7 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         10.8 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

         10.9 Amendment or Modification of the Plan. Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors with the consent of the Banks, provided that such consent shall not be unreasonably withheld, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.

Subject to obtaining the approval of the Banks, the Plan may be altered, amended or modified by the Debtors at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

         10.10 Severability. In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         10.11 Revocation or Withdrawal of the Plan. Subject to obtaining the approval of the Banks, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

         10.12 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

         10.13 Notices. All notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

       If to the Debtors or Reorganized Debtors:

       Sunbeam Products, Inc.
       2381 Executive Center Drive
       Boca Raton, Florida  33431
       Attn: General Counsel
       Telephone: (561) 912-4438
       Facsimile: (561) 912-4612

       with a copy to:

       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York  10153
       Attn: Lori R. Fife, Esq.
             George A. Davis, Esq.
       Telephone: (212) 310-8000
       Facsimile: (212) 310-8007

       If to the Banks:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York  10017
       Attn: Peter V. Pantaleo, Esq.
       Telephone: (212) 455-2000
       Facsimile: (212) 455 2502

         10.14 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, or any contract, instrument or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         10.15 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         10.16 Plan Supplement. The Reorganized Debtors Certificates of Incorporation, the Reorganized Debtors By-laws, the New Bank Guarantee and Security Agreement and Schedules 5.1(a)(x) and 5.1(a)(y) referred to in Section
5.1 of the Plan, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 10.13 of the Plan.

         10.17 Sections 1125 and 1126 of the Bankruptcy Code. As of and subject to the occurrence of the Confirmation Date, (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors, the Banks and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

         10.18 Allocation of Plan Distributions. All distributions in respect of Claims will be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

         10.19 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         10.20 Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

         10.21 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated: New York, New York
       October 2, 2002

                                         AI REALTY MARKETING OF NEW YORK, INC.
                                         BEACON EXPORTS, INC.
                                         BRK BRANDS, INC.
                                         CC OUTLET, INC.
                                         CMO, INC.
                                         COLEMAN ARGENTINA, INC.
                                         COLEMAN INTERNATIONAL HOLDINGS, LLC
                                         COLEMAN POWERMATE, INC.
                                         COLEMAN PUERTO RICO, INC.
                                         COLEMAN VENTURE CAPITAL, INC.
                                         COLEMAN WORLDWIDE CORP.
                                         DDG I, INC.
                                         FAMILY GARD, INC.
                                         FIRST ALERT, INC.
                                         GENERAL ARCHERY INDUSTRIES, INC.
                                         GHI I, INC.
                                         JGK, INC.
                                         KAIMONA, INC.
                                         KANSAS ACQUISITION CORP.
                                         L.A. SERVICES, INC.
                                         LASER ACQUISITION CORP.
                                         NIPPON COLEMAN, INC.
                                         PACKS & TRAVEL CORPORATION
                                         PEARSON HOLDINGS, INCORPORATED
                                         PH III, INC.
                                         RIVER VIEW CORPORATION OF BARLING, INC.
                                         SIERRA CORPORATION OF FORT SMITH, INC.
                                         SI II, INC.
                                         SUNBEAM AMERICAS HOLDINGS, LTD.
                                         SUNBEAM HEALTH & SAFETY COMPANY
                                         SUNBEAM LATIN AMERICA, LLC
                                         SUNBEAM PRODUCTS, INC.
                                         SUNBEAM SERVICES, INC.
                                         SURVIVAL GEAR, INC.
                                         THALIA PRODUCTS, INC.
                                         THE COLEMAN COMPANY, INC.
                                         THL-FA IP CORP.
                                         VERO DUNES VENTURER, INC.
                                         WOODCRAFT EQUIPMENT COMPANY

                                         By:    /s/ Steven R. Isko
                                                --------------------------------
                                         Name:  Steven R. Isko
                                         Title: Senior Vice President
                                                (Sunbeam Corporation)